                                                                      newsrelease
CTS CORPORATION  Elkhart, Indiana 46514  (574) 523-3800

October 27, 2009
FOR RELEASE:  Immediately

CTS ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

Reports Strong Cash Flow and Sequential Improvement in Sales and Earnings

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced third quarter 2009 revenues of $126.6 million, 5% higher than second quarter 2009 revenues of $120.4 million.  Third quarter 2009 net income of $4.5 million, or $0.13 per diluted share, compares favorably to the second quarter 2009 net loss of $7.0 million, or $0.21 per diluted share. The second quarter 2009 included an international cash repatriation related tax charge, primarily non-cash, of $9.1 million, or $0.27 per diluted share.  Excluding this charge, second quarter adjusted net earnings were $2.1 million, or $0.06 per diluted share. Third quarter 2009 net earnings compare favorably to adjusted second quarter net earnings, primarily due to higher gross margins driven by improved cost structure, favorable segment mix and higher volumes.

Cash flow from operations was $18.4 million in the third quarter 2009, increasing $10.6 million over the same period last year. September year-to-date cash flow from operations was $34.1 million, significantly improved from the $20.1 million in the same period last year, primarily due to improved working capital management and lower capital expenditures.  Total debt, as a percentage of total capitalization, was 17.0% at the end of the third quarter of 2009, compared to 22.5% at the end of the third quarter 2008.

Commenting on third quarter 2009 results, Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “We are pleased to report sequential improvements in both revenues and earnings, again in the third quarter.  In addition, our strategy for future growth through diversification continues to be successful, as evidenced by a growing pipeline of design wins and significant new business awards.  We have now booked the strongest level of business awards on a year-to-date basis, approximating $220 million over a five to six year program life, primarily starting 2011-2012 timeframe.”

Third quarter 2009 Components and Sensors segment revenues increased 13% from the second quarter 2009, driven by a 15% improvement in automotive product shipments, as global markets began to modestly recover and improved market share. Sales of electronic component products increased 8% from the second quarter 2009 from higher demand of piezoceramic and resistor products.  Total EMS segment sales were flat from the second quarter 2009 as improved demand in medical, communications and defense and aerospace markets were offset by lower industrial sales and previously announced planned end-of-life sales reductions to Hewlett-Packard (HP).

Third quarter 2009 revenues declined 26% from the same period last year.  Components and Sensors segment sales decreased 23% and EMS segment sales decreased 27% due to the impact of the global recession on all of the markets CTS serves.  Gross margins improved year-over-year from cost management actions combined with favorable product mix, despite the drop in volumes.  Third quarter 2009 diluted earnings per share of $0.13 compares to $0.21 in the same period last year, primarily reflecting lower revenues from the impact of the global recession, partially offset by cost management actions. Third quarter 2008 results included a net benefit of $0.05 per share from a tax credit offset by restructuring and related charges. Excluding these two items, third quarter 2008 adjusted diluted earnings were $0.16 per share.

CTS’ new business wins continued at a strong pace during the third quarter 2009. Revenues from these wins are expected to exceed $60 million over their four to six year program lives, primarily beginning in 2012. Within the Components and Sensors segment, new business awards include a smart actuator for a turbocharger system on medium-duty diesel engines and new piezoceramic business for industrial applications. In the EMS segment, new business was won with Thales, one of the world’s largest defense and aerospace companies.

Based on the year-to-date performance and expecting gradual improvements, primarily driven by automotive volumes, management anticipates full-year 2009 adjusted diluted earnings per share in the range of $0.27-$0.31.  The consensus for the full-year 2009 adjusted diluted earnings per share is $0.22.

SEGMENT INFORMATION

(Dollars in millions)

	Third Quarter		Third Quarter		Second Quarter
	2009		2008		2009
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	Earnings	Sales	Earnings	Sales	Earnings
Components and Sensors	$55.8	$4.1	$72.5	$5.7	$49.6	$2.1
Electronics Manufacturing Services (EMS)	70.8	2.2	97.5	2.7	70.8	1.1
Segment Operating Earnings		6.3		8.4		3.2
Expenses not allocated to business segments:
- Restructuring and related charges				(3.5)
Total	$126.6	$6.3	$170.0	$4.9	$120.4	$3.2

Components & Sensors: Components and Sensors third quarter 2009 sales increased $6.2 million, or 13%, from the second quarter of 2009 reflecting improved global automotive sensor product demand. Electronic component product demand increased 8% primarily in piezoceramic and resistor products. Segment operating earnings increased $2.0 million from the second quarter, driven by improved gross margins and higher sales volume.

Components and Sensors third quarter 2009 sales decreased $16.7 million, or 23%, from the third quarter of 2008, reflecting the impact of the global recession.  Electronic component product sales declined $9.0 million, or 31%, and automotive sensor and actuator products declined $7.7 million, or 18%.  Segment operating earnings of $4.1 million were unfavorable to the third quarter of 2008 due to lower volumes, partially offset by reduced operating expenses.

EMS: EMS third quarter 2009 sales were unchanged from second quarter 2009 levels, reflecting both improved demand in medical, communications and defense and aerospace markets offset by lower demand in industrial and HP sales.  Segment operating earnings of $2.2 million increased $1.1 million from the second quarter 2009, primarily due to improved gross margins driven by favorable product mix.

EMS third quarter 2009 sales decreased $26.7 million, or 27%, from the third quarter of 2008 reflecting lower sales in the computer, industrial and communications markets, partially offset by increased sales in the defense and aerospace markets.  Segment operating earnings decreased $0.4 million from the third quarter of 2008 on lower volumes, partially offset by reduced operating expenses.

Conference Call
As previously announced, the Company has scheduled a conference call on Wednesday, October 28, 2009 at 11:00 a.m. EDT. Those interested in participating may dial 800-288-8961 (612-234-9960, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EDT on Wednesday, October 28, 2009, through 11:59 p.m. EST on Wednesday, November 4, 2009. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 118484. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; and CTS’ ability to protect its intellectual property. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC, available at http://www.ctscorp.com/investor_relations/investor.htm. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 27	Sept 28	Sept 27	Sept 28
	2009	2008*	2009	2008*

Net sales	$ 126,565	$ 170,034	$ 365,094	$ 528,880

Costs and expenses:
Cost of goods sold	100,380	136,684	297,202	421,553
Selling, general and administrative expenses	16,494	20,754	48,357	63,236
Research and development expenses	3,408	4,509	10,227	13,576
Restructuring and impairment charges	-	3,202	2,243	3,465
Goodwill impairment	-	-	33,153	-

Operating earnings / (loss)	6,283	4,885	(26,088)	27,050

Other (expense) / income:
Interest expense	(239)	(1,275)	(1,497)	(3,802)
Other	(390)	(307)	(736)	98
Total other expense	(629)	(1,582)	(2,233)	(3,704)

Earnings / (loss) before income taxes	5,654	3,303	(28,321)	23,346

Income tax expense / (benefit)	1,173	(3,912)	9,872	266

Net earnings / (loss)	$ 4,481	$ 7,215	$ (38,193)	$ 23,080

Net earnings / (loss) per share:
Basic	$ 0.13	$ 0.21	$ (1.13)	$ 0.68

Diluted	$ 0.13	$ 0.21	$ (1.13)	$ 0.65

Cash dividends declared per share	$ 0.03	$ 0.03	$ 0.09	$ 0.09

Average common shares outstanding:
Basic	33,873	33,708	33,799	33,735

Diluted	34,513	38,199	33,799	38,206

*The Statement of Earnings for the three and nine months ended September 28, 2008 was adjusted from the previously filed 2008 10-Q to comply with the provisions of Accounting Standards Codification ("ASC") 470-20, "Debt with Conversion and Other Options."

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	September 27,	December 31,
	2009	2008 *

Cash and cash equivalents	$ 40,329	$ 44,628
Accounts receivable, net	75,942	94,175
Inventories, net	60,452	70,867
Other current assets	14,969	16,172
Total current assets	191,692	225,842

Property, plant & equipment, net	83,395	90,756
Other assets	131,593	171,844

Total Assets	$ 406,680	$ 488,442

Notes payable and current portion
of long-term debt	$ -	$ -
Accounts payable	62,211	71,285
Other accrued liabilities	36,254	41,956
Total current liabilities	98,465	113,241

Long-term debt	49,500	79,988
Other obligations	16,820	17,740
Shareholders' equity	241,895	277,473

Total Liabilities and
Shareholders' Equity	$ 406,680	$ 488,442

*The Balance Sheet at December 31, 2008 was adjusted from the previously filed 10-K to comply with the provisions of ASC 470-20, "Debt with Conversion and Other Options."

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept 27	Sept 28	Sept 27	Sept 28
	2009	2008*	2009	2008*
	GAAP	Adjusted	Adjusted	Adjusted

Net sales	$ 126,565	$ 170,034	$ 365,094	$ 528,880

Costs and expenses:
Cost of goods sold	100,380	136,407	297,202	421,002
Selling, general and administrative expenses	16,494	20,754	48,357	63,236
Research and development expenses	3,408	4,509	10,227	13,576

Adjusted operating earnings	6,283	8,364	9,308	31,066

Other (expense) / income:
Interest expense	(239)	(1,275)	(1,497)	(3,802)
Other	(390)	(307)	(736)	98
Total other expense	(629)	(1,582)	(2,233)	(3,704)

Adjusted earnings before income taxes	5,654	6,782	7,075	27,362

Adjusted income tax expense	1,173	1,228	1,673	5,600

Adjusted net earnings	$ 4,481	$ 5,554	$ 5,402	$ 21,762

Adjusted net earnings per share:

Diluted	$ 0.13	$ 0.16	$ 0.16	$ 0.61

Cash dividends declared per share	$ 0.03	$ 0.03	$ 0.09	$ 0.09

Average common shares outstanding:

Diluted	34,513	38,199	33,799	38,206

*The Statement of Earnings for the three and nine months ended September 28, 2008 was adjusted from the previously filed 2008 10-Q to comply with the provisions of Accounting Standards Codification 470-20, "Debt with Conversion and Other Options."

See reconciliation and explanation of net earnings / (loss) to adjusted net earnings attached.

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	September 27	June 28
	2009	2009
	GAAP	Adjusted

Net sales	$ 126,565	$ 120,398

Costs and expenses:
Cost of goods sold	100,380	98,520
Selling, general and administrative expenses	16,494	15,243
Research and development expenses	3,408	3,466

Adjusted operating earnings	6,283	3,169

Other (expense) / income:
Interest expense	(239)	(440)
Other	(390)	(25)
Total other expense	(629)	(465)

Adjusted earnings before income taxes	5,654	2,704

Adjusted income tax expense	1,173	652

Adjusted net earnings	$ 4,481	$ 2,052

Adjusted net earnings per share:
	-
Diluted	$ 0.13	$ 0.06

Cash dividends declared per share	$ 0.03	$ 0.03

Average common shares outstanding:

Diluted	34,513	33,779

See reconciliation and explanation of net earnings to adjusted net earnings attached.

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Projected Full Year Earnings per Share

The following table reconciles projected GAAP earnings / (loss) per share to adjusted projected earnings per share for the Company:

		Year Ended
		December 31,
		2009
Projected GAAP (loss) per share		($1.02) - ($0.98)
Tax affected charges to reported diluted
loss per share:
Tax expense due to cash repatriation		0.27
Restructuring charge		0.05
Goodwill impairment		0.97
Adjusted projected earnings per share		$0.27 - $0.31

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings / (loss) per share. CTS calculates adjusted earnings per share to exclude the per share impact of tax expense associated with our cash repatriation and restructuring and goodwill impairment charges. We exclude the impact of these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. CTS uses adjusted earnings per share measures to evaluate overall performance, establish plans and perform strategic analysis. Using adjusted earnings per share measures avoid distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because adjusted earnings per share measures are based on the exclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.
CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that adjusted earnings per share measures are useful to its management, investors and stakeholders in that they:

- provide a truer measure of CTS' operating performance,
- reflect the results used by management in making decisions about the business, and
- help review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted earnings per share measures in evaluating the performance of CTS with peer companies.

Debt/Capitalization

The following table represents the calculation of total debt to shareholder's equity:

(in thousands)	September 27	September 28
	2009	2008*
Notes payable	$ -	$ -
Current portion of long-term debt	-	-
Long-term debt	49,500	98,448

Total debt	49,500	98,448
Total shareholders' equity	241,895	339,027

Total capitalization	$ 291,395	$ 437,475
Total debt to capitalization	17.0%	22.5%

* Adjustments have been made from previous filings to comply with the provisions of ASC 470-20, "Debt with Conversion and Other Options".

Segment Operating Earnings

Segment operating earnings is a non-GAAP financial measure outside the context of the Accounting Standards Codification ("ASC") 280 required reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating earnings.  Segment operating earnings always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating earnings exclude interest expense, and other non-operating income and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating earnings measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

		Three Months Ended		Three Months Ended		Nine Months Ended			Nine Months Ended
		September 27			September 27	September 27			September 27
		2009	Adjustments	Note	2009	2009	Adjustments	Note	2009
		(GAAP)			Adjusted	(GAAP)			Adjusted
Net sales		$ 126,565			$ 126,565	$ 365,094			$ 365,094

Costs and expenses:
	Cost of goods sold	100,380			100,380	297,202			297,202
	Selling, general and administrative expenses	16,494			16,494	48,357			48,357
	Research and development expenses	3,408			3,408	10,227			10,227
	Restructuring and impairment charges	-			-	2,243	(2,243)	A	-
	Goodwill Impairment	-			-	33,153	(33,153)	B	-

Operating earnings / (loss)		6,283	-		6,283	(26,088)	35,396		9,308

Other expense:
	Interest expense	(239)			(239)	(1,497)			(1,497)
	Other	(390)			(390)	(736)			(736)
	Total other expense	(629)			(629)	(2,233)			(2,233)

	Earnings / (loss) before income taxes	5,654	-		5,654	(28,321)	35,396		7,075

Income tax expense / (benefit)		1,173			1,173	9,872	(8,199)	C	1,673

Net (loss) / earnings		$ 4,481	$ -		$ 4,481	$ (38,193)	$ 43,595		$ 5,402

Net (loss) / earnings per share:
Basic		$ 0.13			$ 0.13	$ (1.13)	$ 1.29		$ 0.16
					-				-
Diluted		$ 0.13			$ 0.13	$ (1.13)	$ 1.29		$ 0.16

Cash dividends declared per share		$ 0.03			$ 0.03	$ 0.09			$ 0.09

Average common shares outstanding:
Basic		33,873			33,873	33,799			33,799

Diluted		34,513			34,513	33,799			33,799

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the first quarter of 2009 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to the impairment of the carrying value of goodwill.

C.	The following table presents the tax components related to Notes A, B and C above:

	Tax benefit related to first quarter restructuring charges				$ 673
	Tax benefit related to first quarter goodwill impairment charges				205
	Tax expense related to one-time cash repatriation event				(9,077)
					$ (8,199)

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

		Three Months Ended		Three Months Ended		Nine Months Ended			Nine Months Ended
		September 28			September 28	September 28			September 28
		2008	Adjustments	Note	2008	2008	Adjustments	Note	2008
		(GAAP)			Adjusted	(GAAP)			Adjusted
Net sales		$ 170,034			$ 170,034	$ 528,880			$ 528,880

Costs and expenses:
	Cost of goods sold	136,684	(277)		136,407	421,553	(551)		421,002
	Selling, general and administrative expenses	20,754			20,754	63,236			63,236
	Research and development expenses	4,509			4,509	13,576			13,576
	Restructuring and impairment charges	3,202	(3,202)	A	-	3,465	(3,465)	B	-
Operating earnings		4,885	3,479		8,364	27,050	4,016		31,066

Other (expense) / income:
	Interest expense	(1,275)			(1,275)	(3,802)			(3,802)
	Other	(307)			(307)	98			98
	Total other expense	(1,582)			(1,582)	(3,704)			(3,704)

	Earnings before income taxes	3,303	3,479		6,782	23,346			27,362

Income tax (benefit) / expense		(3,912)	5,140	C	1,228	266	5,334	D	5,600

Net earnings		$ 7,215	$ (1,661)		$ 5,554	$ 23,080	$ (1,318)		$ 21,762

Net earnings per share:
Basic		$ 0.21	$ (0.05)		$ 0.16	$ 0.68	$ (0.04)		$ 0.64
					-				-
Diluted		$ 0.21	$ (0.05)		$ 0.16	$ 0.65	$ (0.04)		$ 0.61

Cash dividends declared per share		$ 0.03			$ 0.03	$ 0.09			$ 0.09

Average common shares outstanding:
Basic		33,708			33,708	33,735			33,735

Diluted		38,199			38,199	38,206			38,206

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the third quarter of 2008 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to restructuring charges that occurred in the third quarter of 2008 and carryovers from the fourth quarter of 2007 as a result of company-wide restructuring plans.

C.	This adjustment pertains to a net operating loss benefit realized due to the release of a valuation allowance in a non-US jurisdiction.

D.	The following table presents the tax components related to Notes A, B and C above:
					Three months	Nine months
					ended	ended
					Sept 28, 2008	Sept 28, 2008
	Tax benefit related to restructuring charges				$ 1,252	$ 1,446
	Tax benefit related to release of valuation allowance				3,888	3,888
					$ 5,140	$ 5,334

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Three Months Ended
	June 28			June 28
	2009	Adjustments	Note	2009
	(GAAP)			Adjusted
Net sales	$ 120,398			$ 120,398

Costs and expenses:
Cost of goods sold	98,520			98,520
Selling, general and administrative expenses	15,243			15,243
Research and development expenses	3,466			3,466

Operating earnings	3,169	-		3,169

Other (expense) / income:
Interest expense	(440)			(440)
Other	(25)			(25)
Total other expense	(465)			(465)

Earnings before income taxes	2,704	-		2,704

Income tax expense / (benefit)	9,729	(9,077)	A	652

Net (loss) / earnings	$ (7,025)	$ 9,077		$ 2,052

Net (loss) / earnings per share:
Basic	$ (0.21)	$ 0.27		$ 0.06
				-
Diluted	$ (0.21)	$ 0.27		$ 0.06

Cash dividends declared per share	$ 0.03			$ 0.03

Average common shares outstanding:
Basic	33,779			33,779

Diluted	33,779			33,779

Notes:
A.	This adjustment pertains to the tax expense related to a one-time cash repatriation event.